UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                       CHEMICAL CONSORTIUM HOLDINGS, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            2899                              91-2159311
--------                            ----                              ----------
(State  or other         (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of           Classification Code Number)        Identification No.)
incorporation or
organization)


814 Lakeway Drive, Suite 262, Bellingham, Washington                       98226
--------------------------------------------------------                   -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (360) 676-9016
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                               J. Greig, President
                                814 Lakeway Drive
                          Bellingham, Washington 98226
                               (360) 676-9016 Tel
                                (36) 676-9493 Fax
             --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


                                 With a copy to:

                              Jerry Gruenbaum, Esq.
                           54 Hazard Avenue, Suite 270
                           Enfield, Connecticut 06082
                               (860) 763-4222 Tel
                               (860) 763-4227 Fax


  Approximate date of proposed sale to the public: From time to time after this
                    Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                        CALCULATION  OF  REGISTRATION  FEE

     Proposed Maximum Aggregate Amount of Title of Each Class of Securities to be Registered Offering Price Registration Fee

===========    ===========   ========    ========     ==========    ============
Title of
Each Class                   Proposed    Proposed     Proposed
of             Amount  of    Maximum     Minimum      Maximum
Securities     Shares  to    Offering    Aggregate    Aggregate     Amount  of
to be          be            Price       Offering     Offering      Registration
Registered     Registered    Per Unit    Price        Price         Fee  (1)
-----------    -----------   --------    --------     ----------    ------------
Common shares  5,000,000      $ 0.50     $250,000     $5,000,000    $     625.00
$0.0001
par value
===========    ===========   ========    ========     ==========    ============

     (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITIUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             Preliminary Prospectus
                       Chemical Consortium Holdings, Inc.
                             a Delaware corporation

                        5,000,000 Shares of Common Stock

This prospectus relates to 5,000,000 shares of common stock of Chemical Consortium Holdings, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holder J. Greig on October 2, 2001, as part of the shares that were issued to him for the acquisition of Chemical Consortium, Inc. a Washington State development stage corporation with its corporate headquarters located in Bellingham, Washington. As a result of this transaction, our Company changed its name from China Gateway Holdings, Inc. to Chemical Consortium Holdings, Inc. and Chemical Consortium, Inc. became a wholly-owned subsidiary of our Company. Our common stock is presently traded on the Pink Sheets under the symbol CCSH.

See "Risk Factors" on pages 8 to 14 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is January 29, 2002
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . .  .5
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   8
Forward Looking Statements . . . . . . . . . . . . . . . . . .  14
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .  15
Determination of Offering Price. . . . . . . . . . . . . . . .  15
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Selling Security Holders . . . . . . . . . . . . . . . . . . .  15
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  16
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  17
Directors, Executive Officers, Promoters and Control Persons .  17
Security Ownership of Certain Beneficial Owners and Management  19
Description of Our Securities. . . . . . . . . . . . . . . . .  20
Interest of Named Experts and Counsel. . . . . . . . . . . . .  20
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities . . . . . . . . . . . . . . . .  21
Organization Within Last Five Years. . . . . . . . . . . . . .  21
Description of Business. . . . . . . . . . . . . . . . . . . .  22
Management's Discussion and Analysis of Financial Condition
and Results of Operations. . . . . . . . . . . . . . . . . . .  28
Description of Property. . . . . . . . . . . . . . . . . . . .  29
Certain Relationships and Related Transactions . . . . . . . .  29
Market for Common Equity and Related Stockholder Matters . . .  29
Executive Compensation . . . . . . . . . . . . . . . . . . . .  31
Financial Statements . . . . . . . . . . . . . . . . . . . . .  32
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure . . . . . . . . . . . . . . . . . . .  43
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .  43
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Additional Information . . . . . . . . . . . . . . . . . . . .  43
Indemnification of Directors and Officers. . . . . . . . . . .  43
Other Expenses of Issuance and Distribution. . . . . . . . . .  43
Recent Sales of Unregistered Securities. . . . . . . . . . . .  43
Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Undertakings . . . . . . . . . . . . . . . . . . . . . . . . .  46
Signatures . . . . . . . . . . . . . . . . . . . . . . . . . .  49

Outside  Back  Cover  Page
Dealer  Prospectus  Delivery  Obligation
Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus  Summary
------------------

Our business:                    We incorporated in Delaware on June 27,
                                 1997. On October 2, 2001, a change of
                                 control of our Company occurred in
                                 conjunction with the closing under an
                                 Acquisition Agreement between the Company
                                 and Chemical Consortium, Inc. a Washington
                                 State development stage corporation.  Our
                                 principal business address is 814 Lakeway
                                 Drive, Suite 262, Bellingham, Washington,
                                 98226. Our telephone number is (360) 676-
                                 9016.

                                 We are about to begin operations for the distribution of chemicals and the acquisition of a chemical manufacturing facility and to date no revenues have been generated.

                                 We intend to enter the market with
                                 approximately 176 products. These products include the Houghton line of proven products for which we will be a distributor. In addition, we have arranged several contracts with other chemical companies to manufacture and distribute their products as well, based on our distribution concept. These products will fill needs in the industry that will place our Company on par with other manufacturers' products in the same markets.

                                 To compete favorably with the more
                                 established firms, our intent is to out-service our competition. We plan to do this by opting for a sales strategy that will create depth in our accounts where value added services can be added to the sale. We intend to add value through specialty blending and corporate service agreements that decrease costs for our clients.

                                 Branding for us will focus on the
                                 relationship with our customers. Consistency in process, custom blending, technology to enhance the process of delivering product, sales teams that are well informed and well trained will all aid in the development of this branding.

                                 We intend to utilize a four-pronged sales driven model. The first prong of our model will focus on bringing in toll blending and manufacturing from third party chemical manufacturers. Through this manufacturing we intend to pay the costs of keeping the


                                        5

                                 employees at the plant and paying the sales force in the field. Our second prong, will focus on direct sales of existing products to current and new accounts. Our third prong will be aimed at specialty blending of products specifically for special client needs. Our fourth and final sales prong will aim at corporate sales of chemicals for large contracts.

                                 Once sales at our manufacturing facility are stabilized and growth is secured, most likely by our second year, we intend to add additional facilities in regional areas of the United States and Canada. We intend to utilize these new facilities to begin manufacturing and sales of product locally.
                                 These plants will be capable of obtaining ingredients locally, bringing costs down and reducing shipping costs at the same time for finished products. As a result, turn around time on production will be shorter, which will provide our customers more capability in planning and much greater credibility will be gained through speedy delivery of products.

                                 The second and third stage of our plan is to focus on increasing sales in new geographical areas, supplying those accounts from the main facility until the area can support its own production facility.
                                 Eventually we plan to add new facilities which will be fully optimized with the current sales and reinforced by toll blending contracts. Expansion can thus be achieved with limited risk and greater profitability.

Number of shares being offered:  The selling security holders want to sell
                                 5,000,000 shares of our common stock. The offered shares were acquired by the selling security holder J. Greig on October 2, 2001, as part of the shares that were issued to him for the acquisition of Chemical
                                 Consortium, Inc. a Washington State
                                 development stage corporation with its
                                 corporate headquarters located in
                                 Bellingham, Washington, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of shares outstanding:    49,907,158 shares of our common stock are
                                 issued and outstanding.  We have no other
                                 securities issued.


                                        6

Estimated use of proceeds:       We will not receive any of the proceeds
                                 from the sale of those shares being
                                 offered.

Summary  Financial  Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

           Income Statement                  For the period from inception
                                         (July 2, 2001) to September 30, 2001

Revenues                                                 $0
Net Income (Loss)                                    ($17,735)
Net Income (Loss) Per Share                             (*)




            Balance Sheet                         September 30, 2001

Total Assets                                            $100
Total Liabilities                                    ($735,004)
Shareholders' Equity (Deficit)                       ($734,904)

* equals less than $0.01 per share.

                                  RISK  FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his or her investment should forego purchasing our common stock.

Risks  related  to  our  business:

We anticipate that we will lose money in the foreseeable future and we may not be able to achieve profitable operations which will jeopardize our ability to continue as a going concern.

We were formed in 1997. In 1997, while we were called China Gateway Holdings, Inc. we entered into a Joint Venture Agreement with Wuhan Dong Feng Paper Company, a manufacturer of paperboard products used in packaging material for the Chinese market. The original Joint Venture Agreement signed in 1997 was for a thirty year period that was to expire in the year 2027. The Company was experiencing significant financial losses in each year of the Joint Venture operations and was seeing no hope of terminating the financial losses in the foreseeable future. On March 20, 2001 the Company reached a formalized Agreement with its Joint Venture Partner with whom it had been negotiating since December 2000, to terminate its Joint Venture interest. In accordance with said Termination Agreement, each of the Joint Venturers agreed not to pursue or make claims against the other for any damages, compensation and liabilities.
The Company in addition received a legal opinion as to the validity of the Termination Agreement and the mutual releases contained therein.

On October 2, 2001, a change in control of our Company occurred in conjunction with the closing under an Acquisition Agreement dated September 6, 2001, between us and Chemical Consortium, Inc. a Washington State development stage corporation with its corporate headquarters located in Bellingham, Washington. The closing under the Acquisition Agreement consisted of a stock for stock exchange in which we acquired all of the issued and outstanding common stock of Chemical Consortium, Inc. in exchange for the issuance of additional 44,800,000 shares of our common stock. As a result of this transaction, Chemical Consortium, Inc. became a wholly-owned subsidiary of our Company. As a result of this Acquisition, a change in control of our Company had occur. Prior to the Agreement, we had 5,107,158 shares of common stock issued and outstanding. Following the closing, we had 49,907,158 shares of common stock outstanding. The 44,800,000 shares of common stock were issued to J. Greig, Ph.D., the former owner of Chemical Consortium, Inc. and its former President who assumed the position of President, Chief Executive Officer and Chairman of the Board of our Company. In accordance with the Acquisition Agreement, our Board of Directors approved to file a change of our name from China Gateway Holdings, Inc. to Chemical Consortium Holdings, Inc., to increase our authorized number of shares of common stock from 50,000,000 to 100,000,000, and to change the corporate office from Hong Kong to its current location in Bellingham, Washington.

To date, we have not yet conducted operations. As such, we have no operating history. We will encounter difficulties as a development stage company in the rapidly evolving and highly competitive chemical industry. From the inception of Chemical Consortium, Inc. on July 2, 2001, to September 30, 2001, we incurred a net loss of $17,735 and we expect to continue to incur net losses for the foreseeable future. Our business strategy is unproven, and we may not be successful in addressing development stage challenges, such as identifying suitable properties and raising the necessary funds to make acquisitions, when identified. To implement our business plan, we will be required to obtain additional financing. We cannot guarantee that such additional financing will be available. As of the date of this registration statement, we have not identified a potential source for such financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in development stage companies. In identifying and purchasing a suitable manufacturing facility, we expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We cannot guarantee that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all. If we are not able to achieve profitable operations and we continue to incur net losses, our ability to continue as a going concern could be jeopardized.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and our growth.

Our business strategy is to sell, market and manufacture chemicals in the pulp, paper, metalworking and lubricant industries. We intend to handle over 300 products from our proprietary line as well as distribution agreements with supplier chemical firms. We plan to manufacture over 150 of these products in a manufacturing facility in the State of Washington. Our ability to implement this business strategy depends on our ability to:

     o obtain financing and acquire a suitable manufacturing facility at reasonable prices in the State of Washington;
     o secure contracts which include favorable terms with various third-party vendors such as chemical suppliers;
     o maintain open communication with our customers in order to provide a high level of customer satisfaction; and
     o continue to expand the number of products, while also increasing our level of profitability.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will be successful. Our future growth depends largely on our ability to successfully implement our business strategy. We may have difficulty generating revenues if we fail to implement our business strategy. If we are not able to implement our business strategy, we may be forced to significantly curtail our operations which will harm our ability to generate revenues.

We may not be able to obtain raw materials and supplies necessary to carry out our proposed manufacturing of the chemicals, in which case our ability to generate revenues will be harmed.

We will likely receive raw materials and supplies necessary to manufacture the chemicals directly from manufacturers or authorized distributors. We will likely not be substantially dependent on any one manufacturer or authorized distributor to provide materials or supplies that we require. However, we will likely be dependent on acquiring those materials and supplies at a favorable and reasonable rate. We do not believe we will experience any significant difficulty in obtaining an adequate supply of materials and supplies. However, any increase or unavailability of required materials or supplies would hurt our ability to manufacture our chemicals. Any prolonged work stoppage or significant increase in the cost of materials could hurt our ability to earn revenues.

We are currently under negotiation to acquire a manufacturing facility in Longview, Washington which we feel is suitable for a future business needs. This property as well as any other properties we intend to purchase may be subject to varying degrees of risk, including the risks associated with rising interest rates.

The profits available from manufacturing chemicals in the pulp, paper, metalworking and lubricant industries depend on the amount of income generated and expenses incurred. If our manufacturing facilities do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, we may not be able to operate profitably. Our ability to generate income from our manufacturing facilities may be impacted by the following factors:

     o    general  economic  climate;
     o local conditions, such as oversupply of chemical products or a reduction in demand for chemical products in the area;
     o    competition  from  other  manufacturers;  and
     o    increased operating costs, including costs of raw materials.

We cannot guarantee that any manufacturing facility we acquire whether at Longview, Washington or another manufacturing facility, will generate income sufficient to meet operating expenses, including debt service and capital expenditures. If we are not able to locate and purchase a suitable manufacturing facility, our business will suffer and our ability to earn revenues will be harmed.

We have no operating history upon which an evaluation of our prospects can be made; therefore, an investment in us would be extremely speculative.

We were incorporated in 1997. On October 2, 2001, a change in control of our Company occurred when we acquired Chemical Consortium, Inc. a Washington State development stage corporation with its corporate headquarters located in Bellingham, Washington. As a result, we only recently began operations. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the volatile chemical sales market. The manufacture of chemicals involves significant risks, which our combination of experience, knowledge and careful evaluation may not be able to overcome. We cannot be certain that our business strategy will be successful or that we will be able to operate profitably. As a result, an investment in us is risky and should not be made by someone who is not in a position to lose his or her entire investment.

If we are unable to obtain acceptable financing, we may not be able to develop our business and implement our growth strategy which will jeopardize our ability to earn revenues.

We require substantial amounts of financing to fund our business and we cannot be sure that financing will be available. We will need financing in order to acquire a suitable manufacturing facility. We will also need financing for our proposed distribution operation. We currently anticipate that our available funds will be sufficient to meet our anticipated needs for operating capital through the next three months. However, we will need to arrange for additional financing in order to further our business plan. We may arrange to acquire such financing through loans or through the sale of our common stock. Any equity financing will dilute the ownership interests of our existing shareholders. Moreover, we cannot be certain that additional financing will be available to us on favorable terms or that such financing will be available at all. If we are unable to obtain sufficient additional capital when needed, we may have to alter our business strategy, delay or abandon some of our plans. Any of these events would harm our ability to generate revenues.

Our future financial results are uncertain and our operating results may fluctuate which makes it difficult to predict our potential operating results within any given period; therefore, an investment in our business should be considered speculative.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue and we have no meaningful historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future revenue, and our expenses are dependent in large part upon expenses associated with purchasing and renovating the Longview, Washington manufacturing facility or another similar manufacturing facility in the State of Washington, and surrounding areas, acquiring contracts at favorable terms with manufacturing companies. We will also be required to secure appropriate permits for the manufacture of any chemicals. Operating results are difficult to forecast because they will depend on the chemical market during the period we have chemicals for sale, the availability of similar products in the surrounding areas, and the state of the Washington economy. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could cause our net losses in a given quarter to be greater than expected and could harm our ability to operate profitably.

If we are unable to attract and retain high quality management and employees, our ability to conduct business will be harmed in that any mismanagement will hurt our ability to earn revenues.

We face significant competition in recruiting qualified employees. The chemical industry in Washington is extremely competitive. Companies with greater name recognition and an established brand name will have an advantage in attracting qualified personnel. Our business may suffer if we are unable to recruit or retain a sufficient number of qualified employees, the costs of employee compensation or benefits increase substantially or the costs of arranging for subcontractors increase substantially. In addition, we will likely need to expend significant resources in training our managers and employees. Training employees takes time and money. In the event we experience a high turnover during the course of our business, we may incur unforeseen recruiting and training costs. If we are forced to expend significant funds on such business activities, our ability to operate profitably will be negatively impacted.

Provisions of the Delaware General Corporation Act may limit the liability of our officers and directors; therefore, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment.

The Delaware General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities resulting from violations of the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We are subject to various federal, state and local government laws and regulations, which could negatively affect our ability to earn revenue if we are unable to comply with such laws and regulations or if we find it cost prohibitive to do so.

The chemicals we intend to produce will be subject to licensing and reporting requirements by numerous federal and state governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire and safety departments. Difficulties in obtaining or failure to obtain the necessary licenses or approvals could delay or prevent the development or operation of our manufacturing facility. Any problems that we may encounter in renewing any such licenses in one jurisdiction may adversely affect our licensing status on a federal, state or local level in other relevant jurisdictions. If we are unable to either become compliant or remain compliant with any state or federal laws or regulations, we will not be permitted to conduct our business. As a result, our ability to earn revenues will be harmed.

Our officers and directors are engaged in other activities that could conflict with our business interests.

Our officers and directors engage in other activities and may engage in additional activities in the future. Specifically, J. Greig, our president, Chief Executive Officer and Chairman of the Board has been an investment banking professional since 1991. He opened his own firm, in 1994. His firm was responsible for over $300 million in boutique types of funding in its 6 years of operation. Dr. Greig directed his firm to over $127 million in contract sales in its 6 years of operation. While in the investment banking world, he has had the opportunity to work with many types of companies and has given him an overall understanding of many industries. Dr. Greig is currently managing private funds from private investors.

As a result, our officers and directors do not provide services to us full time. The other business activities of our officers and directors represent a conflict of interest in terms of allocating time, services, and functions between the other business ventures and us. Moreover, we do not have written employment agreements with our officers. Therefore, there is no guarantee that our officers and directors will remain with us for any particular period of time. The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. In the event our officers are not able or willing to dedicate significant time to our business activities when, and if, we are able to purchase property, our ability to earn revenue may be harmed in that we will be forced to arrange for services from third parties or hire additional employees. Our ability to advance our business plan may be harmed by any of these factors.

We may suffer losses as a result of certain types of natural occurrences, which may be uninsurable, resulting in a reduction of our ability to operate profitably.

We will likely maintain insurance in amounts that our management deems appropriate, including general liability, fire, flood, where applicable, and other types of insurance with the policy specifications, limits and deductibles customarily maintained for similar manufacturing facilities in the area. At this time, we do not carry any insurance. There are, however, certain types of extraordinary losses, such as losses resulting from earthquakes that may be either uninsurable or not economically insurable. Should such an uninsured loss occur, we could lose our investment in, and anticipated revenue from, a particular manufacturing facility. If we sustain significant loss or prolonged losses due to uninsurable or underinsured losses, our ability to operate profitably will be harmed and we may not be able to advance our business objectives.

Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 89.77% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders and concurrently reducing the ability of the minority shareholders to control matters requiring shareholder approval.

As a result of the significant stock ownership by our officers, directors and principal security holders, investors will have little to no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we enter into transactions which require shareholder approval as our principal shareholders will have a significant say as to the price received for such shares. In addition, certain provisions of Delaware corporation law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We have a limited public market for shares of our common stock, which may make it difficult for investors to sell their shares as there will likely be little to no market for such shares if a public market does not develop.

Our shares are traded on the Pink Sheets under the symbol CCSH. There is a limited public market for shares of our common stock and there is no guarantee that an active public market will ever develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock as, absent a public market, there will likely be little to no market for our shares. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and general economic conditions. Factors such as announcements of property acquisition by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies. Any of these factors could affect our shareholders' ability to sell their shares. If our shareholders are not able to sell their shares, they may be forced to hold onto their shares when it would be more prudent to sell such shares. Therefore, an investment in us should be considered extremely illiquid.

Because we have a limited public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of their shares; therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is publicly traded on a limited basis and we are not listed with the Nsdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock would be unsuitable for a person who cannot afford to lose his or her entire investment.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holder including:

     1. the number of shares owned by the selling security holder prior to this offering;
     2. the total number of shares that are to be offered for the selling security holder; and
     3. the total number of shares and the percentage of common stock that will be owned by the selling security holder upon completion of the offering.

The shares offered for sale constitute 5 million out of a total of 44,800,000 shares known to us to be beneficially owned by the selling security holder. We have a total of 40 registered shareholders holding our stock, of which 1 is registering a portion of his shares in this registration statement. The selling security holder is the President, Chief Executive Officer and Chairman of the Board of our Company. To the best of our knowledge, the selling security holder is not a broker-dealer or an affiliate of a broker-dealer.

---------------   ----------------   ----------------   ------------------------
Name of Selling   Amount of Shares   Amount of Shares   Amount  of  Shares
Security Holder   of Common Stock    of Common Stock    and  the Percentage
                  Owned by Selling   to be Offered by   of  Common  Stock
                  the  Security      Selling Security   Owned  by  Selling
                  Holder Before      Holder             Security  Holder
                  The Offering                          After  the  Offering
                                                        Is  Complete
---------------   ----------------   ----------------   ------------------------
--------------------------------------------------------------------------------
J. Greig                44,800,000          5,000,000        39,800,000 [79.75%]
--------------------------------------------------------------------------------

Plan of Distribution
--------------------

The selling security holder may sell our common stock in negotiated transactions or otherwise. The selling security holder may sell our common stock at prices then prevailing or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately-  negotiated  transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holder and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holder. The selling security holder may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holder is subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as he may be engaged in a distribution of any of the shares we are registering by this Registration Statement, he is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We depend on the efforts and abilities of certain of our senior management. The interruption of the services of key management could disrupt our operations, reduce profits and hinder future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. However, we have not negotiated any specific agreements no do we know of the terms or conditions of any such agreements. We anticipate that we will enter into employment agreements with our key executives if and when we are able to purchase real estate. We cannot guaranty that each executive will remain with us during or after the term of any employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

=====================  ===============  ========================================
Name                         Age        Position
---------------------  ---------------  ----------------------------------------
J.  Greig                     31        president, CEO, Chairman of the Board
---------------------  ---------------  ----------------------------------------
Ron  Greig                    48        Vice President of Production
---------------------  ---------------  ----------------------------------------
Ludwig  Stromeyer             52        Director
---------------------  ---------------  ----------------------------------------
Michael  Tomko                43        Director
---------------------  ---------------  ----------------------------------------
Lawrence  Hon                 53        Director
---------------------  ---------------  ----------------------------------------
Danny  W.  Wu                 41        Director
=====================  ===============  ========================================

J. Greig. Mr. J. Greig has been our President, Chief Executive Officer and Chairman of the Board since October 2001. Mr. Greig has been an investment banking professional since 1991. he opened his own firm, Liberty Capital Group in 1994. Liberty Capital was responsible for over $300 million in boutique types of funding in its 6 years of operation. Dr. Greig directed Liberty to over $127 million in contract sales in its 6 years of operation. While in the investment banking world, he has had the opportunity to work with many types of companies and has given him an overall understanding of many industries. Dr. Greig is currently managing over $48 million in private funds from private investors overseas. He is regular guest on financial radio programs such as Ed Taxin's
Financial computer based trading strategy that Dr. Greig created using proofs and an algorithmic processing system. Dr. Greig has been a featured speaker on CNBC, CNN MoneyLine and MSNBC. He was a Network, Bill Bresnan and the USA Financial Radio Network. He has lectured at many workshops and seminars on topics ranging from the Asian Crisis in 1998 to The European Central Bank. He has spoken at over 235 Conventions, Trade shows and seminars. He has been quoted in the Wall St. Journal, Barrons and Investors Business Daily. Dr. Greig has been published in Forbes and Fortune and many trade magazines. Mr. J. Greig has been given an injunction for violation of Section 17(b) of the Securities Act of 1933 for which he has been fined by the SEC for failure to fully disclose the receipt of consideration he received in a public communication describing a security he was advertising.

Ron Greig. Mr. Ron Greig has been the plant analytics chemist at the Longview, Washington manufacturing facility that we are currently negotiating to acquire for 18 years and understands the chemical makeup necessary to fit customer needs. He will be responsible for maintaining the quality of current production and searching out new chemicals to add to the product line.

Ludwig Stromeyer. Mr. Stromeyer, a German National, has vast experience in creating distribution groups and is an engineer by education. Mr. Stromeyer has degrees in business management and production and mechanical engineering. He obtained his education at the Technische Universitat in Berlin from 1975-1982. Mr. Stromeyer began his career at Hewlett Packard ("HP") in Germany in 1983. He worked his way up the Chain of command until he reached the project manager status in 1986. Mr. Stromeyer then left HP to go to work for his families computer distribution company Magirus Datentechnik as their managing director. Mr. Stromeyer built the Stuttgart division up to $15 million in sales and was then elected to be the Managing Director (CEO) of Magirus's wholesale side. Mr. Stromeyer oversaw the redesign of Magirus into a $350 million US per year company and the sale of the same in 1993. Magirus is now Europes largest independent wholesale computer parts distributing company. Mr. Stromeyer then took a position with Ingram micro central Europe as their Managing Director and remained with Ingram until they reached $400 million in sales and Mr. Stromeyer then retired. Mr. Stromeyer is now a consultant who works with distribution and sales groups to help them achieve their goals and sales aims. He resides in Stuttgart Germany and spends a great deal of time in the United States. Mr. Stromeyer is a director of several private firms in Europe and the US. Mr.
Stromeyer is a great addition to our sales efforts strategy group and will be very beneficial in helping place our Company into European markets.

Michael Tomko. Mr. Tomko, a Canadian National, and a former senior engineer with Canadian Air, will be instrumental in the hydraulic and water glycol side of our business. Mr. Tomko was responsible for all of the ground servicing for many Canadian airlines across the world from 1988-1996. Mr. Tomko has great experience at corporate sales and has many contacts in the airline industry. Mr. Tomko is an engineer by education and has many years of experience with chemicals such as the ones ChemCon is manufacturing. Mr. Tomko will be instrumental in developing the correct chemicals for the airline industry and in helping to shape our corporate sales force

Lawrence Hon. Mr. Hon, a member of the board since 1999, has started his career as a professional accountant. In 1984, Mr. Hon joined Modern Printing Equipment Ltd. as the Financial Director. Modern Printing Equipment Ltd. was a subsidiary of KNP BT, a Dutch-based multinational group. KNP BT was the world's eighth largest forestry group specializing in paper, packaging and printing. He was promoted to KNP BT's Regional Financial Director in 1986 and Deputy Managing Director of Asian Operations in 1990, responsible for Hong Kong, China, Taiwan and Korea. Between 1994 and 1996, Mr. Hon served as the Senior Vice President of Sino-Forest Corporation, a company listed on the Toronto Stock Exchange. Mr. Hon was in charge of tree plantation, which provided wood fiber for paper, packaging and panel-board production. Mr. Hon is currently the Chief Executive Officer and President of AgroCan Corporation, a public reporting company specializing in the production and distribution of fertilizer products in China. Mr. Hon is a professional accountant with fellowship in the respective accountants' associations in Hong Kong and the United Kingdom. He also holds an MBA degree and a professional qualification in Information Technology.

Danny W. Wu. Mr. Wu, a member of the Board since 1999, was the former Chairman of the Board, and Chief Executive Officer of the Company. He has over ten years of experience in international trade, manufacturing management and directed investment in China. He started as a loan officer in Hang Lung Bank, Hong Kong. He joined the Hong Kong Trade Development Council (HKTDC) in 1985 and was in charge of promoting HKTDC's services to the local business community. Subsequently, he was assigned to promote Hong Kong's export trade and investments and assisted a number of foreign companies to invest in Hong Kong and China during that period. Mr. Wu was then promoted to project manager, responsible for organizing and the overall management of a number of international conventions and exhibitions. He joined Quanta Industries Inc., a Taiwanese conglomerate, in 1989 as the general manager of its Hong Kong office overseeing trading, direct investment activities and setting up joint venture enterprises in China. Mr. Wu was a founding member of Sino-Forest Corporation, a company listed on the Toronto Stock Exchange, with investments in forestry in China. He was responsible for market development of wood chips and procurement in China and Asia. In 1995, Mr. Wu founded an investment company, and invested in a number of ventures in China, Hong Kong and the United States. He is a graduate of the University of Hong Kong with a degree in management studies and economics.

J. Greig, our President, CEO, and Chairman of the Board is the nephew of Ron Greig, our Vice President. With the exception of a 17(b) injunction against Mr.
J. Greig, our President, CEO and Chairman, there are no other orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 3, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

==============  ====================  ======================  ==================
Title of Class    Name and Address      Amount and Nature     Percent of Class
                of Beneficial Owner    of Beneficial Owner
--------------  --------------------  ----------------------  ------------------
Common Stock    J. Greig              44,800,000 shares       89.77%
                814 Lakeway Drive     President, CEO,
                Bellingham, WA 98226  Chairman of the Board
--------------  --------------------  ----------------------  ------------------
Common Stock    Ron Greig             no shares               0%
                530 29th Avenue       Vice President
                Longview, WA 98632
--------------  --------------------  ----------------------  ------------------
Common Stock    Ludwig Stromeyer      no shares               0%
                Sonnenbuhl 36         Director
                Stutgart, Germany
--------------  --------------------  ----------------------  ------------------
Common Stock    Michael Tomko         no shares               0%
                3878 W.33rd Ave       Director
                Canada V6N-2H6
--------------  --------------------  ----------------------  ------------------


                                       20

--------------  --------------------  ----------------------  ------------------
Common Stock    Lawrence Hon            1,250,000 shares (1)  2.50%
                Dominion Centre
                343 Queen's Road E.
                Suite 706
                Hong Kong
--------------  --------------------  ----------------------  ------------------
Common Stock    Danny W. Wu             1,250,000 shares (1)  2.50%
                Dominion Centre
                343 Queen's Road E.
                Suite 706
                Hong Kong
--------------  --------------------  ----------------------  ------------------
Common Stock    All directors and         46,050,000 shares   92.27%
                named executive
                officers as a group
--------------  --------------------  ----------------------  ------------------


(1) Represents 1,250,000 shares held by Gateway Worldwide Ltd., a British Virgin Island corporation owned equally by Lawrence Hon and Danny Wu.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------

Description of Common Stock. Our authorized capital stock originally consisted of 50,000,000 shares of common stock with a $0.0001 par value. On October 2, 2001, amended our Articles of Incorporation to authorized 100,000,000 of $0.0001 par value common stock, of which 49,907,158 are issued and outstanding as of January 14, 2002. Holders of shares of our $.0001 par value common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available for that purpose. All the shares of our $.0001 par value common stock have equal voting rights and are nonassessable. Each share of our $.0001 par value common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

Our Attorney Jerry Gruenbaum owns 1,000,000 of our common stock from an S-8 filing for legal services performed for us as compensation. No other expert or legal counsel has been hired on a contingent basis, or is anticipated to receive a direct or indirect interest in us, except as specified above, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
--------------------------------------------------------------------------------

The Delaware General Corporation Act provides that, under certain circumstances, our officers and directors may be indemnified for certain acts performed while acting as our officers and/or directors.

Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers and directors. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Chemical Consortium Holdings, Inc., formerly China Gateway Holdings Inc., formerly Orient Packaging Holdings Ltd., was incorporated in the State of Delaware on June 26, 1997. Effective June 27, 1997, we issued 2,310,000 shares of common stock to the shareholders of Orient Investments Limited, a British Virgin Islands company incorporated on January 9, 1997 (Orient Investment), in exchange for 100% of the capital stock of Orient Investment. Orient Investment owned a 100% interest in Orient Packaging Limited (Orient Packaging), which was incorporated in the British Virgin Islands on May 25, 1993, originally as Orient Financial Services Limited.

In accordance with an agreement between Orient Packaging and Wuhan Dong Feng Paper Mill Company, a Peoples' Republic of China state-owned enterprise Company dated December 20, 1996 (the Joint Venture Agreement), a Joint Venture was established with a term of 30 years from the date the business license was issued to engage in the manufacture and sale of cartonboard packaging materials. The Joint Venture produced primarily coated and uncoated white-lined chipboard, which were the most common types of cartonboard used in consumer packaging for beverages, dry foodstuffs, pharmaceutical products and other consumer items.

On March 20, 2001, after continuous negotiations with Wuhan Dong Feng Paper Mill Company, its Joint Venture partner in China, we entered into a formal Termination Agreement with them in accordance with Article 68(2) and Article 68(5) of the Joint Venture's Articles of Association and other relevant provisions in the Joint Venture Agreement. In accordance with said Termination Agreement, each of the partners in the Joint Venture agreed not to pursue or make claims against the other for any damages, compensation or liabilities. On April 9, 2001, we received a formal legal opinion from China Law Office in Hong Kong, as to the validity of the termination and the mutual releases in the March 20th, 2001 Joint Venture Termination Agreement. China Law Office is the sole foreign Law firm in Hong Kong to practice the laws and regulations of the Peoples Republic of China, with the approval of the Peoples Republic of China's Ministry of Justice.

On September 6, 2001 we Company reached a formalized Acquisition Agreement to purchase all the issued and outstanding stock of Chemical Consortium, Inc. The Agreement called for a stock for stock exchange in which we acquires all of the issued and outstanding common stock of Chemical Consortium, Inc. in exchange for the issuance of 44,800,000 shares of our common stock. As a result of this transaction, Chemical Consortium became a wholly-owned subsidiary of ours.

On October 2, 2001, a change in control of our Company occurred in conjunction with the closing under an Acquisition Agreement dated September 6, 2001, with Chemical Consortium. In accordance with said Acquisition Agreement, on October 9, 2001 we changed our name to Chemical Consortium Holdings, Inc., increased our authorized number of shares of common stock to 100,000,000, and changed our corporate office from Hong Kong to 814 Lakeway Drive, Suite 262, Bellingham, Washington. In addition, on October 12, 2001 we applied for and acquired a new tax ID number, applied for and received a new CUSIP number, and applied for and received from the NASD a new trading symbol CCSH to replace CNGH.

Description of Business
-----------------------

Our Background. We were formed in 1997. On October 2, 2001, a change in control of our Company occurred in conjunction with the closing under an Acquisition Agreement dated September 6, 2001, between us and Chemical Consortium, Inc. a Washington State development stage corporation with its corporate headquarters located in Bellingham, Washington. The closing under the Acquisition Agreement consisted of a stock for stock exchange in which we acquired all of the issued and outstanding common stock of Chemical Consortium, Inc. in exchange for the issuance of additional 44,800,000 shares of our common stock. As a result of this transaction, Chemical Consortium, Inc. became a wholly-owned subsidiary of our Company. As a result of this Acquisition, a change in control of our Company had occur. Prior to the Agreement, we had 5,107,158 shares of common stock issued and outstanding. Following the closing, we had 49,907,158 shares of common stock outstanding. The 44,800,000 shares of common stock were issued to
J.  Greig,  Ph.D.,  the former owner of Chemical Consortium, Inc. and its former

President who assumed the position of President, Chief Executive Officer and Chairman of the Board of our Company. In accordance with the Acquisition Agreement, our Board of Directors approved to file a change of our name from China Gateway Holdings, Inc. to Chemical Consortium Holdings, Inc., to increase our authorized number of shares of common stock from 50,000,000 to 100,000,000, and to change the corporate office from Hong Kong to its current office in Bellingham, Washington.

Our Business. Our business strategy is to sell, market and manufacture chemicals in the pulp, paper, metalworking and lubricant industries. We intend to handle over 300 products from our proprietary line as well as distribution agreements with supplier chemical firms. We plan to manufacture over 150 of these products in a manufacturing facility in the State of Washington. By serving each of those functions, we believe we can provide our customers with quality alternative chemicals at an affordable price. We hope to expand our operations into other areas of the Country. We have not yet identified a suitable manufacturing facility in Washington. We are in the process of researching potential manufacturing facility. We anticipate that our chemical products will be superior in quality, which we believe will serve the growing need for these products in the greater Washington State area.

Chemical sales are about relationships and service. Having a great product helps, but most chemical firms carry products that are fairly similar and have similar contents. Many older chemical companies feel they are well entrenched in their clients business. Entrenchment is good only so long as the performance of the products meet or exceed the expectations of the client. When those products fail, the chemical firm must rely on its service to see the account through. Many of the large firms are missing the service side of their plan and have been losing ground steadily to more service oriented companies.

The chemical business is a sales driven business. Fancy products and manufacturing facilities are only as good as the production the sales force drives through them. We will drive sales through a team-focused model with back end support and front-end market presence. The direct sales team is a valuable commodity since we can now operate autonomously from our manufacturing capability and offer chemicals from other groups as well. This capability allows the sales to be driven higher without corresponding overhead since we will be getting those products from the manufacturers themselves. When the sales of these products warrant it, we can begin to produce them ourselves for a toll-blending fee thus generating higher revenues.

We plan to utilize a direct sales team approach which will be comprised of individual tech reps and split into separate territories based on the old Houghton Territories. The territories were sufficiently large enough to support individual sales people and small enough to manage with 1 technical rep. The sales areas will be Washington, Oregon, Northern California, Southern California, British Columbia Canada/Alaska, Montana/Idaho/Wyoming/Colorado (Region1) and Nevada/Utah/Arizona/New Mexico (Region2)

The sales people will be supported in two ways, first, we plan to set up a support center which will allocate one support staff member for each sales person. This support person will contact accounts and potential accounts to set up meetings and schedule sales calls. The sales manager will be responsible for training these support staff members. This will give the salesperson the ability to maximize their time calling on accounts not organizing their workweek. It frees the sales person up to have more meetings in less time maximizing time and profitability. When a problem comes up, the support staff can manage the calendar rearrangement freeing the salesperson up to handle the problem and focus on the task at hand. The sales person will share part of their sales bonus with their support staffer. This is an added incentive to the support person to achieve outstanding customer relations. They will be trained to open the doors and get the sales person to the correct person in the organization of the potential client. They will also be trained to handle incoming orders and to answer preliminary questions regarding the products and their applications.

The sales team will also be able to build data on what the clients need through their conversations and will input this into the network system. This data can then be reviewed by product development to see if we can provide this product or locate a consortium member who has a product that will fit. This way we can build customer loyalty by solving a need and build credibility with the consortium members by handing them sales.

Our sales strategy will begin locally for the sales reps to allow them to build up their capital for longer-term field operations. The sales representative will not be more than 3 hours away from a central hub area unless there is a specialty account. This way it would be no more than 6 hours to reach a client on the other side of their territory in an emergency. The added service available in this setting will improve customer relations and overall support will increase.

Existing products will be sold first such as the Houghton line of chemicals. Houghton, International has signed a distribution agreement with us pending the purchase of the facility in Longview. This will give us access to over 135 products in the Houghton arsenal. In addition, we will have access to Houghton's world famous analytics and chemical lab in Valley Forge to manufacture specialty products for any client.

To facilitate the entrance to new accounts, we plan to purchase lists for chemical users and those that purchase equipment requiring the chemical types we sell. We will qualify these leads through the sales support staff. The leads that have the most potential will be called on first. Those leads will be organized into daily and weekly schedules for the account reps. The reps will know where they are supposed to be at any given time. To help in the acquisition of new accounts and help to organize the sales force, each technical rep will have a sales support person posted at the headquarters for them. The support person will be responsible for opening doors by arranging meetings with purchasing agents and plant purchasing managers for the technical reps.


Product line. Our product line is made up of proprietary products and products from other lines which we have the right to distribute. These products give our reps the ability to meet many situations head on and have a product to great it with. The advantage of the sales line is its diversity and the many different products we can employ to solve a customer's problem. None of the competitors have such a varied line of products that they can sell and manufacture. This capability gives us many more solutions than any single competitor has and this opens more doors for us.

New products from consortium members will be added that will provide advantages for the sales force to acquire new client accounts. There are already 2 consortium agreements in place for products that can overcome existing products in the marketplace. The first sets of products are industrial lubricants. These lubricants have a patented polytetrafluoroethelyne compound in them which bonds to metal and acts as a protectant and a solid lubricating shield on metal parts. This product can help engines and metal surfaces last longer and have less downtime than standard products. And since it is an additive, it is a small cost to the account every few months. This will allow sales of standard products with a treatment system every few months. The increased performance of the client machinery will ensure the account will stay with us. These lubricants cover water glycol, hydraulic lubricants, pneumatic lubricants, engine oil lubrication and fuel system water scavenger chemicals. All of these products can be altered to fit specialty situations.

In addition, we has signed a commitment to purchase 2 existing lines of products from chemical producers in Europe and South America. The European line is a line of pulp and paper chemicals such as water treatment systems, pulp process chemicals, de-foaming agents and liquor agents. The South American products are lubricant based metal and machine oils for automotive and aircraft manufacturing.


Specialty Blend Sales. Specialty blends are where we feel the real big profits for us will come from. Specialty blending solves many problems that canned products just can't solve. Many chemical interactions occur within these chemicals that a sales person would be unaware of if they were not a chemist. By solving specialty problems as a consultant and manufacturing the chemicals for the end user, we can put ourselves in a strong position with the client. We plan to put a specialty blend team in place by the end of Stage1 to enable the growth patterns for Stage 2 to take hold.

Because Specialty blending solves many problems, when a customer has a problem, our sales teams will have three levels of capability to solve the problem. First, they will have our line of additives to try and solve the problem. Next, they will be able to draw from our vast line of specialty products to solve the problem. Lastly, they will be able to call in our specialty team to custom make a solution for the problem. One way or another, they will solve the problem and perform a higher level of customer service in the meantime. This specialty blending team will be able to assess the situation and produce a solution that makes the client happy and introduces new products to ChemCon's sales armada.

Manufacturing facility. We plan to purchase a manufacturing facility housed within an 18,000 square foot facility and a 15,000 auxiliary warehouse. Approximately 8,000 square feet of the 18,000 square foot facility are for manufacturing of product where approximately 10,000 square feet are utilized for storage. The facility has the capability to produce over 250,000 pounds of product per day. The facility is up for sale complete with equipment, inventory and employees. The sale can occur without interruption of the manufacturing process. A letter of intent to purchase has been signed. Some of the current clients of the facility are Kaiser Aluminum, Reynolds Metals, Boise Cascade, Longview Fiber, Sunstream Corporation, Moreland Oil HHH Architectural Tempering, Rocky Mountain Steel, Atlan Foundry and Machine and Systems Transport.
Since the mid 1800's, Longview has held and still holds some of the largest pulp, paper and wood products manufacturers in the world: Long/Bell Lumber, which became International Paper (NYSE:IP); Longview Fiber International
(NYSE:FBR); Weyerhauser (NYSE:WY) and James River are just a few of the facilities along the waterfront. Intalco, Reynolds Metals and Kaiser Aluminum are all aluminum manufacturers in the immediate area. There are large numbers of chemical manufacturers locally such as Kalama Chemicals, Clariant Corporation and Solvay Intervox, Inc. Cowlitz County has some of the lowest costs for electricity and services of any county in the nation. The port facilities are some of the best on the West Coast and can accommodate much larger shipping. The Columbia River offers many benefits such as easy local transportation to and from Portland, OR, Spokane, WA, Hanford Nuclear Reserve and Asia, via. the Columbia River and local railhead. The rail line goes right behind the Houghton facility. A loading dock on the back supports train car loading.

The plant is equipped with 7 blending tanks of mixed size, 5 heating and hydrating tanks and 12 storage tanks. Waste control systems are in place along with spill containment systems. The plant has a water softening system and a steam-generating boiler. In addition, a wastewater containment system has been installed which meets federal and state guidelines for containment and dispersion.

Competition. The chemical business is all about competition. Who has the best product is not as important anymore. The best product is usually the specialty-blended product for that particular application. This business model recognizes this fact and uses it to our advantage. First lets explore the potential competition and segregate the real competition for our product line.

Pulp and Paper. Hercules, pulp and paper technologies, Hercules specialty is wet end paper chemicals

Specialty. Houghton, We are their distributor out west now Fukes Chemical, Specialty products direct competitor to Houghton Oakite, specialty oils and rust preventatives, product sales company.

Water Treatment. Ciba, water treatment, their specialty is municipal and corporate water treatment Nalco, water treatment, very big specialty supplier in water treatment Mount Hood Chemical, Laundry soaps, water treatment retail marketer

Coolants and Coolant Lubricants. Master Chemical, coolants, they are a coolant company only ChemTrend, water glycol, very good penetration on water glycol.

Base oil suppliers. Mobile oil, lubricants, mainly sells product as base oil to manufacturers Union Carbide, base oil supplier to manufacturers Unocal, lubricants, mainly sells product as base oil to manufacturers.

Caster and Hydraulic oils. DA Stuart, caster oils, hydraulics, they are a product seller not a specialty company Van Waters and Rogers, caster oil lubricants, product sales company.

De-foamers. Stockhausen, de-foamers and formulation products, product sales company only.

Metalworking. Henkle, surface finishing chemicals, product sales company not a real direct competitor Quaker, steel rolling oils, specialty company Castrol, lubricants, Castrols specialty is metal oils and engine lubricants.


Government Regulation. The chemical industry that we propose to enter into is subject to regulation by numerous governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire and safety departments. Difficulties in obtaining or failure to obtain the necessary licenses or approvals could delay or prevent the development or acquisition of a particular real property. As of January 3, 2002, we did not have any licenses or permits. Any problems that we may encounter in renewing such licenses in one jurisdiction, may adversely affect our licensing status on a federal, state or local level in other relevant jurisdictions.

We are also subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although we do not anticipate that our proposed operations will be significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our proposed operations.

Intellectual Property. We do not presently own any patents, copyrights, trademarks, trade secrets, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Our Research and Development. We are not currently conducting any research and development activities other than the research associated with identifying suitable manufacturing facility.

Facilities. Our executive, administrative and operating offices are located at 814 Lakeway Drive, Bellingham, Washington 98226. J. Greig, our President, CEO, and Chairman of the Board, currently provides office space to us at no charge. We do not believe that Mr. Greig expects to be reimbursed for providing space to us.



Management's  Discussion  and  Analysis  of  Financial  Condition and Results of
--------------------------------------------------------------------------------
Operations  For  the period from July 2, 2001, the date of inception of Chemical
--------------------------------------------------------------------------------
Consortium,  Inc.,  through  September  30,  2001.
--------------------------------------------------------------------------------

Revenues. As of October 31, 2001 we had not realized any revenues from our operations. We anticipate that we will begin realizing revenues only after we are able to purchase and renovate the manufacturing facility in Longview, Washington. We will likely continue to experience net losses until that time.

Our Plan of Operation for the Next Twelve Months. At September 30, 2001, we had cash reserves of $100. We believe that our current cash reserves are insufficient. Our plan of operation is materially dependent on our ability to sell chemical products so that we can generate revenues. If we are able to sell chemical products and generate significant revenues, we anticipate that those revenues will be used to further market our services, acquire additional products, and provide us with working capital and pay our legal and accounting fees. If we are unable to generate revenues within the next twelve months, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business such as administrative expenses, which includes costs to maintain our telephone and other operating expenses. Our president, director and principal shareholder, J. Greig, has paid our expenses since joining us in October 2001. We believe that Mr. Greig will continue to pay our reasonable operating expenses. Our belief that Mr. Greig will pay our expenses is based on the fact that Mr. Greig has a significant equity interest in us. We believe that Mr. Greig will continue to pay our expenses as long as he maintains a significant equity interest in us. However, should we be unable to acquire the manufacturing facility at Longview, Washington or obtain sales, Mr. Greig may decide not to continue to pay our expenses. Mr. Greig is not obligated to pay our operating expenses.

Our ability to raise additional capital in the next twelve months through the sale of our stock may be harmed by competing resales of our common stock by the selling security holder. The price of our common stock could fall if the selling security holder sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holder may offer to sell his shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling his shares of common stock.

We do not anticipate that we will hire any additional employees in the next six to twelve months, unless we generate significant revenues.

Description of Property
-----------------------

Our Facilities. Our executive, administrative and operating offices are located 814 Lakeway Drive, Bellingham, Washington 98226. J. Greig, our President, CEO, and Chairman of the Board, currently provides office space to us at no charge. We do not believe that Mr. Greig expects to be reimbursed for providing space to us.

Certain Relationships and Related Transactions
----------------------------------------------

Mr. J. Greig was issued a total of 44,800,000 shares of our common stock in exchange for his interest in Chemical Consortium, Inc. Mr. J. Greig is our President, Chief Executive Officer and a the Chairman of the Board of Directors.
J. Greig, currently provides office space to us at no charge. We do not believe that Mr. Greig expects to be reimbursed for providing office space to us.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are traded on the Pink Sheets but are not listed for trading on any exchange service. We are a reporting company pursuant to the Securities Exchange Act of 1934. We are required to file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There  are  no shares of our common stock that can be sold pursuant to Rule 144.
There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The number of holders of record of shares of our common stock is forty.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a  toll-free  telephone  number for inquiries on disciplinary actions;

     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the  bid  and  offer  quotations  for  the  penny  stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our executive officers during the oeriod ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

==================  ====  =========  ========  ===============  ============
Name and Principal  Year   Annual    Bonus($)   Other Annual     All Other
Position                  Salary($)            Compensation($)  Compensation
------------------  ----  ---------  --------  ---------------  ------------
J. Greig    -       2001  None       None      None             None
President, CEO
------------------  ----  ---------  --------  ---------------  ------------
                    2002  None       None      None             None
------------------  ----  ---------  --------  ---------------  ------------
Ron Greig   -       2001  None       None      None             None
Vice President
------------------  ----  ---------  --------  ---------------  ------------
                    2002  None       None      None             None
==================  ====  =========  ========  ===============  ============

Compensation of Directors. None of our directors receive extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into employment agreements with J. Greig and Ron Greig, although we do not currently know the terms of those employment agreements. We have not negotiated the specific terms and conditions of such agreements. We do not anticipate entering into such agreements until and unless we earn sufficient revenues.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Both the stock option plan and the stock option agreements will provide that options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant. Other than the terms and conditions expressed herein, we have not formulated any other terms or conditions of the stock option plan or the stock option agreements. We anticipate that we will adopt a stock option plan in or around the fourth quarter of 2002.

Financial Statements
--------------------

Financial Statements of Chemical Consortium, Inc.               Exhibit A
         (a Development Stage Company)

Chemical  Consortium,  Inc.
   transaction with China Gateway Holdings, Inc                 Exhibit B



Pro  Forma  Condensed Consolidated Balance Sheet, September 30, 2001 (unaudited)

Notes  to  Unaudited  Pro  Forma  Condensed  Consolidated  Balance  Sheet

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Shareholder of
Chemical Consortium, Inc.

We have audited the accompanying balance sheet of Chemical Consortium, Inc. (a development stage company) as of September 30, 2001, and the related statements of operations, shareholder's deficit and cash flows for the period from July 2, 2001 (date of inception) through September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chemical Consortium, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the period from July 2, 2001 (date of inception) through September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


Horwath Gelfond Hochstadt Pangburn P.C.
Denver, Colorado

October 31, 2001

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                               SEPTEMBER 30, 2001

                                     ASSETS

Current assets:
  Cash                                                        $    100
                                                              ---------

    Total assets, all current                                 $    100
                                                              =========


LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                                            $ 12,735
  Advances payable, shareholder (Note 3)                         5,000
                                                              ---------

    Total liabilities, all current                              17,735
                                                              ---------

Commitments (Note 4)

Shareholder's deficit:
  Common stock, no par value; authorized 12,000,000 shares;
    issued and outstanding 10,000,000 shares                  $    100
  Deficit accumulated during the development stage             (17,735)
                                                              ---------

    Total shareholder's deficit                                (17,635)
                                                              ---------

Total liabilities and shareholder's deficit                   $    100
                                                              =========



                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001



General and administrative expenses                            $    17,735
                                                               -----------

Net loss                                                       $    17,735
                                                               ===========



                       See notes to financial statements.



                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF SHAREHOLDER'S DEFICIT

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

                              Common stock
                          -------------------
                            Shares    Amount    Deficit     Total
                          ----------  -------  ---------  ---------
Issuance of common stock
  at inception            10,000,000  $   100             $    100

Net loss                                       $(17,735)   (17,735)
                          ----------  -------  ---------  ---------

Balances,
  September 30, 2001      10,000,000  $   100  $(17,735)  $(17,635)
                          ==========  =======  =========  =========



                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

Cash  flows  from  operating  activities:

  Net loss                                        $  (17,735)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Increase in accounts payable                      12,735
                                                  -----------

  Net cash used in operating activities               (5,000)
                                                  -----------

Cash flows from financing activities:
    Proceeds from issuance of common stock               100
    Advances from shareholder                          5,000
                                                  -----------

  Net cash provided by financing activities            5,100
                                                  -----------


Net change in, and ending cash                    $      100
                                                  ===========



                       See notes to financial statements.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

1.  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

BUSINESS:

Chemical Consortium, Inc. (the Company) was incorporated on July 2, 2001, in Washington State. Corporate headquarters are located in Bellingham, Washington. The Company was formed upon the initial issuance of 10,000,000 shares of common stock in exchange for $100.

The Company is a development stage enterprise and was formed to acquire and operate a blending and mixing facility for the manufacture and sale of certain chemicals in the pulp, paper working, metal and lubricant industries.

REVENUE  RECOGNITION:

Through September 30, 2001, the Company has no revenue producing activities, however, if the Company's purchase of a chemical and blending facility is completed (Note 4), the Company intends to recognize revenue upon the customers' acceptance of chemicals shipped.

USE  OF  ESTIMATES  IN  FINANCIAL  STATEMENT  PREPARATION:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting periods. Actual results could differ from those estimates.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS:

The fair values of the Company's cash equivalents and accounts payable approximate their carrying amounts due to the short maturities of these instruments. The fair value of the Company's advances payable to the shareholder is not practicable to estimate due to the related party nature of the underlying transaction.

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

1.  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED):

RECENTLY  ISSUED  ACCOUNTING  STANDARDS:

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited on a prospective basis only. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. It changes the accounting for goodwill and other intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the impact that SFAS No. 141 and 142 will have on its financial condition and results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for the Company on January 1, 2002. The Company is currently evaluating the impact the SFAS No. 144 will have on its financial condition and results of operations.

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No 101, Revenue Recognition in Financial Statements. SAB No 101, as amended by SAB No 101A and SAB No 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No 101 provides the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No 101.

2.  SUBSEQUENT  EVENTS:

On October 2, 2001, the Company completed a merger with China Gateway Holdings, Inc., (China Gateway) a public shell that is traded on the Over-the-Counter Bulletin Board. At closing, the Company's shareholder received approximately 90% of the outstanding post-merger common stock of China Gateway in exchange for his shares in the Company. The transaction was accounted for as an acquisition of China Gateway by the Company and a recapitalization of the Company. On an unaudited proforma basis, if the acquisition has occurred July 2, 2001, the net loss for the period from July 2, 2001 through September 30, 2001 would have been approximately $40,000 (less than $0.01 per share).

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001


2.   SUBSEQUENT EVENTS (CONTINUED):

On October 1, 2001, China Gateway entered into a letter of intent to purchase an exclusive ten-year license for the industrial exploitation of patented Lipoclean technology which is used in the pulp, paper working, metal and lubricant industries in North America and in the distribution of the bacteriological cultures in the entire Americas. The purchase is contingent upon the purchase of a chemical blending and mixing facility (See Note 4).

                            CHEMICAL CONSORTIUM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

           JULY 2, 2001 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2001

3.  RELATED  PARTY  TRANSACTIONS:

During the period ended September 30, 2001, the Company's shareholder advanced $5,000 to fund the Company's development expenses. This advance is non-interest bearing and is due on demand.

4.  COMMITMENTS:

The Company has entered into a non-binding letter of intent to purchase a chemical blending and mixing facility in Washington State for approximately $1,750,000. The letter of intent expires on November 30, 2001. The Company intends to finance the purchase through the sale of equity instruments.

EXHIBIT  B
TRANSACTION  WITH  CHINA  GATEWAY  HOLDINGS  INC.

Effective October 2, 2001, China Gateway Holdings, Inc. (the Company or China Gateway):
a)  distributed  its  assets  to  the  principal  shareholders  of  the Company;
b)  entered  into  an  acquisition  agreement  (the  Agreement)  with  Chemical
Consortium, Inc. (ChemCon) (a development stage company), formed in Washington state on July 2, 2001 for the purpose of developing acquiring and operating a blending and mixing facility for the manufacture and sale of certain chemicals in the pulp, paper working, metal and lubricant industries; and
c) changed its name to Chemical Consortium Holdings, Inc. China Gateway is a public-shell that is traded on the Over-the-Counter Bulletin Board whose liabilities consist primarily of amounts payable to its principal shareholders and their related entities.

Pursuant to the Agreement, the principal shareholder of ChemCon agreed to sell to China Gateway, 10,000,000, no par value, common shares, which represented 100% of all of the issued and outstanding shares of ChemCon, in exchange for 44,800,000, $.0001 par value, newly issued shares of voting common stock of China Gateway.

The transaction will be accounted for as a reverse acquisition of China Gateway by ChemCon, since the shareholder of ChemCon will own approximately 90% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by ChemCon and as a recapitalization of ChemCon.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2001. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements of ChemCon, as well as those of the Company. The unaudited pro forma condensed consolidated balance sheet does not purport to be indicative of the financial position that actually would have occurred had the transaction been consummated on September 30, 2001, or to project the Company's financial position to any future period.

A pro forma statement of operations has not been presented, as ChemCon has had minimal operating expenses incurred during the development stage. Pro forma loss per share amounts would be less than $0.01.

                                 CHEMICAL CONSORTIUM HOLDINGS, INC.
                              (FORMERLY CHINA GATEWAY HOLDINGS, INC.)
                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                         SEPTEMBER 30, 2001


                                                Historical
                                     -----------------------------------
                                         China            Chemical         Pro forma
                                      Gateway, Inc.    Consortium, Inc.    adjustments    Pro forma
                                     ---------------  ------------------  -------------  -----------
ASSETS:
Current assets:
  Cash                               $          796   $             100 A $       (796)  $      100
  Deposits and other current assets           7,211                     A       (7,211)
                                     ---------------  ------------------  -------------  -----------

Total current assets                          8,007                 100         (8,007)         100

Property and equipment, net                   6,242                     A       (6,242)
                                     ---------------  ------------------  -------------  -----------

Total assets                         $       14,249   $             100        (14,249)  $      100
                                     ===============  ==================  =============  ===========

LIABILITIES AND SHAREHOLDERS DEFICIT:
Current liabilities:
  Accounts payable                   $      109,383   $          12,735                  $  122,118
  Advances payable, shareholder                                   5,000                       5,000
  Other payable and accrued expenses         92,583                                          92,583
  Due to related parties                    515,303                                         515,303
                                     ---------------  ------------------  -------------  -----------

Total current liabilities                   717,269              17,735                     735,004
                                     ---------------  ------------------  -------------  -----------

Shareholders' deficit:
  Common s                                      431                 100 B        4,379        4,910
  Capital in excess of par                5,063,867                     A      (14,249)
                                                                        B   (5,771,697)    (722,079)
  Accumulated deficit                    (5,777,697)            (17,735)B    5,777,697      (17,735)
  Accumulated comprehensive income           10,379                     B      (10,379)           -
                                     ---------------  ------------------  -------------  -----------

Total shareholders' deficit                (703,020)            (17,635)       (14,249)    (734,904)
                                     ---------------  ------------------  -------------  -----------

Total liabilities and
     shareholders' deficit           $       14,249   $             100        (14,249)  $      100
                                     ===============  ==================  =============  ===========



       See notes unaudited pro forma condensed consolidated balance sheet.

                       CHEMICAL CONSORTIUM HOLDINGS, INC.
                     (FORMERLY CHINA GATEWAY HOLDINGS, INC.)
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

1.  DESCRIPTION  OF  THE  TRANSACTION:

Effective October 2, 2001, China Gateway Holdings, Inc. (the Company or China Gateway):
a)  distributed  its  assets  to  the  principal  shareholders  of  the Company;
b)  entered  into  an  acquisition  agreement  (the  Agreement)  with  Chemical
Consortium,  Inc.  (ChemCon)  (a  development  stage  company);  and
c)  changed  its  name  to  Chemical  Consortium  Holdings,  Inc.

Pursuant to the agreement, the shareholder of ChemCon agreed to sell to China Gateway, Inc. 10,000,000, no par value, common stock shares, which represented 100% of all of the issued and outstanding shares of ChemCon, in exchange for 44,800,000, $.0001 par value, newly issued shares of voting common stock of China Gateway.

The transaction represents as a reverse acquisition of China Gateway by ChemCon, since the shareholder of ChemCon will own approximately 90% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by ChemCon and as a recapitalization of ChemCon.

The historical shareholder's deficit of ChemCon, prior to the merger, is to be retroactively restated for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of the Company's and ChemCon's common stock, with an offset to additional paid-in capital

2.  DESCRIPTION  OF  THE  PRO  FORMA  ADJUSTMENTS:

(A) To reflect the distribution of China Gateway's assets to the principal shareholders of China Gateway.

(B) To reflect the acquisition of 100% (10,000,000) of the outstanding common stock of ChemCon in exchange for 44,800,000 shares of China Gateway common stock. The transaction is recorded as a reverse acquisition. The historical shareholder's deficit of ChemCon prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares exchanged in the merger after giving effect to the difference in the par value of China Gateway's and ChemCon's common stock, with an offset to additional paid in capital. The accumulated deficit of the acquirer is carried forward after the acquisition.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------------

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by Jerry Gruenbaum, Esquire, located at 54 Hazard Avenue, Suite 270, Enfield, Connecticut 06082.

                                     EXPERTS

Financial statements of Chemical Consortium, Inc. for the period from July 2, 2001 (date of inception) through September 30, 2001, appearing in this prospectus which is part of this registration statement have been audited by Horwath Gelfond Hochstadt Pangburn P.C., and are included in reliance upon such reports given upon the authority of Horwath Gelfond Hochstadt Pangburn P.C., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

The Delaware General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such officer and director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer or director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other  Expenses of Issuance and Distribution
--------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

=========================================  ===================  ================
Registration  Fees                          Approximately            $625.00
-----------------------------------------  -------------------  ----------------
Transfer  Agent  Fees                       Approximately            $650.00
-----------------------------------------  -------------------  ----------------
Costs of Printing and Engraving             Approximately            $500.00
-----------------------------------------  -------------------  ----------------
Legal  Fees                                 Approximately          $5,000.00
-----------------------------------------  -------------------  ----------------
Accounting  Fees                            Approximately          $2,500.00
=========================================  ===================  ================

Recent  Sales of Unregistered Securities
----------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Between June and October 2001, we issued 999,000 shares of our common stock to thirty-three investors for $0.05 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $49,950.

In March 2001, we issued 2,000,000 shares of our common stock to Mark Jacques, our president, treasurer, and one of our directors. Mr. Jacques was an "accredited investor" as he was our president, treasurer, and one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,000.

In  March  2001,  we  issued  2,000,000  shares  of  our  common stock to Robert
Milliken, our secretary and one of our directors. Mr. Milliken was an "accredited investor" as he was our secretary and one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,000.

In March 2001, we issued 325,000 shares of our common stock to Robert Younker, one of our founding shareholders. We believe that Mr. Younker has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $325.

In May 2001, we issued 1,325,000 shares of our common stock to Bruce Younker, who is one of our directors. Mr. Younker was an "accredited investor" as he was one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $1,325.

Exhibits.

Exhibit No.   Document Description
-----------   --------------------
3.1           Articles of  Incorporation as filed with the Delaware Secretary of State, dated  June 27, 1997 incorporated by reference to the
              Company's Registration  Statement  filed  on  Form 10-SB/12g on
              January 7, 2000.

3.1(I) Amendment to Articles of Incorporation dated October 4, 2001 changing the name of the Company to Chemical Consortium
              Holdings, Inc.  and increasing the  number of authorized Common
              Stock to 100,000,000 shares, incorporated by reference to the Company's Current Report filed on Form 8-K on October 5, 2001.

3.2           Company's By-Laws, incorporated by reference  to the  Company's
              Registration Statement  filed  on Form 10-SB/12g on  January 7,
              2000.

5.1 Opinion of Jerry Gruenbaum, Esq. regarding the legality of the Securities being registered.

10.1          Acquisition Agreement with J. Greig, Ph.D.  to acquire Chemical
              Consortium, Inc. dated September 6, 2001, incorporated by reference to the Company's Current Report filed on Form 8-K on September 10, 2001.

10.2          Fiscal 2001  Equity Compensation Plan  approved by the Board of
              Directors on November 12, 2001, incorporated by reference to the Company's Registration Statement filed on Form S-8 on
              November 19, 2001.

23.1          Consent of Horwath  Gelfond Hochstadt Pangburn, P.C.  Certified
              Public Accountants.

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We  hereby  undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To  include  any prospectus required by Section 10(a)
                           (3)  of  the  Securities  Act  of  1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on January 22, 2002.

                               CHEMICAL CONSORTIUM HOLDINGS, Inc.
                               a  Delaware  corporation


                               By:     /s/  J.  Greig
                                       ----------------------------------------
                                       J.  Greig
                               Its:    president, and a Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/  J.  Greig                                      January 29, 2002
------------------------------------
J.  Greig
president, and Chairman of the Board


/s/  Ron  Greig                                     January 29, 2002
------------------------------------
Ron  Greig
Vice  President


/s/  Ludwig  Stromeyer                              January 29, 2002
------------------------------------
Ludwig  Stromeyer
director


/s/  Michael  Tomko                                 January 29, 2002
------------------------------------
Michael  Tomko
director

POWER  OF  ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes J. Greig with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

CHEMICAL CONSORTIUM HOLDINGS, INC.


/s/  J.  Greig                                  January 29, 2002
------------------------------------
J.  Greig
president, and Chairman of the Board


/s/  Ron  Greig                                 January 29, 2002
------------------------------------
Ron  Greig
Vice  President


/s/  Ludwig  Stromeyer                          January 29, 2002
------------------------------------
Ludwig  Stromeyer
director


/s/  Michael  Tomko                             January 29, 2002
------------------------------------
Michael  Tomko
director